UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024

NUTEX HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41346	11-3363609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6030 S. Rice Ave, Suite C, Houston, Texas 77081

(Address of principal executive offices) (zip code)

(713) 660-0557

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NUTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.       Entry into a Material Definitive Agreement

Securities Purchase Agreement.

On January 22, 2024, Nutex Health Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single healthcare focused institutional investor for the sale by the Company of 66,666,666 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, and warrants (the “Warrants”) to purchase 66,666,666 shares of the Company’s common stock. The Shares and the Warrants will be issued separately and issued on a one-to-one ratio at a public offering price of $0.15 per Share and accompanying Warrant. The closing of the offering is subject to customary closing conditions and is expected to occur on January 25, 2024 (the “Closing Date”).

The Warrants will have an exercise price of $0.15 per share, be exercisable immediately upon issuance and expire five years from the Closing Date. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of shares of common stock underlying the Warrants to or by the holder. The holder of a Warrant is prohibited from exercising any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% (or, upon election by the holder prior to the issuance of any Warrants, 9.99%) of the total number of shares of common stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, the holder of the Warrants will have the right to receive the Black Scholes Value of its Warrants calculated pursuant to a formula set forth in the Form of Warrant, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock.

If the Company, at any time while the Warrants are outstanding, combines (including by way of reverse share split) outstanding shares of common stock into a smaller number (“Reverse Stock Split”), then, on the tenth trading day following a Reverse Stock Split, the exercise price will be reduced, and only reduced, to the lesser of (i) the then exercise price and (ii) 100% of the average of the volume weighted average prices for the ten trading day period immediately following the Reverse Stock Split.

The gross proceeds to the Company from the offering are expected to be approximately $10 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from the offering for working capital purposes, the development of additional hospital facilities and Independent Physicians Associations (IPAs), capital expenditures and general corporate purposes. However, the Company will retain broad discretion over the use of the net proceeds and may use them for other purposes.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 30 days after the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until one year after the Closing Date, subject to certain exceptions.

The offering of the Shares and Warrants was made pursuant to a shelf registration statement on Form S-3 (File No. 333-270886) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on March 28, 2023, and declared effective on April 7, 2023. Concurrently with the filing of this Current Report on Form 8-K, the Company is filing a prospectus supplement with the U.S. Securities and Exchange Commission in connection with the offer and sale of the Shares and Warrants. The Warrants will not be registered on any securities exchange or other nationally recognized trading system.

Placement Agency Agreement

On January 22, 2024, the Company entered into a placement agency agreement with Maxim Group LLC (the “Placement Agent”) (the “Placement Agency Agreement”), pursuant to which the Company has agreed to pay the Placement Agent an aggregate fee equal to 7% of the aggregate gross proceeds received by the Company from the sale of the Shares and Warrants in the offering. The Company also agreed to reimburse the Placement Agent for up to $112,500 for the Placement Agent’s legal fees and expenses.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agency Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agency Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Placement Agency Agreement are filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transactions described herein, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agency Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Placement Agency Agreement, the Purchase Agreement, and the Form of Warrant are filed as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the shares of common stock, nor shall there be an offer, solicitation or sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 8.01	Other events

In connection with the closing of the offering, the Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 3, 2023, as supplemented and updated by the risk factors disclosed in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 15, 2023, August 9, 2023, and November 9, 2023, respectively, with the additional risk factors set forth in Exhibit 99.1 to this Current Report.

Any of the risk factors disclosed in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, proxy statements on Schedule 14A or herein could result in a significant or material adverse effect on the results of operations or financial condition of the Company. Additional risk factors not presently known to the Company or that it currently deems immaterial may also impair the Company’s business or results of operations. The Company may disclose changes to such risk factors or disclose additional risk factors from time to time in future filings with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Warrant
5.1	Opinion of Locke Lord LLP
10.1	Placement Agency Agreement
10.2	Form of Securities Purchase Agreement
23.1	Consent of Locke Lord LLP (included in Exhibit 5.1)
99.1	Supplemental Risk Factors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 24, 2024

Nutex Health Inc.

By:	/s/ Jon C. Bates
Jon C. Bates
Chief Financial Officer